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
                                  YANKEE ATOMIC ELECTRIC COMPANY
                                     PRO-FORMA BALANCE SHEET

                            1998        1999                2000
                            ----        ----                ----

                         Balance   Activity  Balance   Activity   Balance
                         -------   --------  -------   --------   -------
     ASSETS
     ------
Life Insurance
 Surrender Value         $1,386,036         $0 $1,386,036         $0$1,386,036

Funded Liabilities        8,011,348(5,568,273)  2,443,075(2,443,075)         0

Working Capital          10,697,158(7,765,630)  2,931,528  1,389,680 4,321,208

DOE D&D Fuel Payment        845,042     33,802    878,844  (878,844)         0

Account Receivable        6,801,852(6,001,852)    800,000  (800,000)         0

Prepaids                  4,659,556          0  4,659,556(4,659,556)         0

Unrecovered Assets        8,920,847(5,957,183)  2,963,664(2,963,664)         0

Land/other                  443,324  (306,364)    136,960          0   136,960
                            ------- ----------  --------------------  --------

Total Assets            $41,765,163         ($25,565,500)$16,199,663($10,355,459)       $5,844,204
                                                                    ==================================================


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LIABILITIES & EQUITY
--------------------

Common Stock            $15,340,000         $0 $7,340,000         $0$3,340,000
Retained Earnings         5,604,104             1,251,104                    0
      Net Income                     2,090,000               450,000
      Dividends/
       share Dividends             (6,443,000)           (1,701,104)
      Return of Capital            (8,000,000)           (4,000,000)
                                                                    ------------------------------------------------------------
      Net Equity        $20,944,104         ($12,353,000) $8,591,104($5,251,104)        $3,340,000

Accounts Payable   Trust  7,710,084(6,110,084)  1,600,000(1,600,000)         0

Sale Reserves             2,725,531(2,725,531)          0          0         0

Retention/Severances      1,803,606  (325,000)  1,478,606(1,478,606)         0

FAS112              Rowe          0                     0                    0

                    NSD           0          0          0                    0

Unqual. Pension/
  Officers Medical        3,207,742(3,207,742)          0          0         0

Deferred Income Tax       4,707,666  (452,795)  4,254,871(1,750,667) 2,504,204

Other                       591,128  (341,128)    250,000  (250,000)         0

ITC                          75,302   (50,220)     25,082   (25,082)         0
                                                                    --------------------------------------------------------------
Total Liabilities
& Equity                $41,765,163         ($25,565,500)$16,199,663                 ($10,355,459)     $5,844,204
                     ===============================================================

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